                                                                    EXHIBIT 10.4

         Each of the following executive officers of Chaparral Network Storage, Inc. (the "Corporation") has executed an Executive Employment and Non-Compete Agreement with the Corporation in a form substantially identical to the form of agreement between the Corporation and Executive attached hereto: Gary L. Allison, Michael J. Gluck and Jerry L. Walker. The material details in which their agreements differ from the form agreement are set forth below.

         1. Gary Allison, Chief Executive Officer. Allison's agreement differs from the form agreement attached hereto only as follows:

            Recitals
            --------
               Position -- Chief Executive Officer
               Reports to -- Board of Directors

            Section 1
            ---------
               Position -- Chief Executive Officer

            Section 3
            ---------
               Reports to -- Board of Directors

            Section 4
            ---------
               Options -- 200,000

            Section 7
            ---------
               Vacation -- Six (6) work weeks of paid vacation
                        -- may accrue up to fifteen (15) work weeks of paid
                           vacation

         2. Michael J. Gluck, President and Chief Operating Officer. Gluck's agreement differs from the form agreement attached hereto only as follows:

            Recitals
            --------
               Position -- President and Chief Operating Officer
               Reports to -- Chief Executive Officer and Chairman of the Board
                             of Directors

            Section 1
            ---------
               Position -- President and Chief Operating Officer

            Section 3
            ---------
               Reports to -- Chief Executive Officer and Chairman of the Board
                             of Directors

            Section 4
            ---------
               Options -- 150,000

            Section 7
            ---------
               Vacation -- Four (4) work weeks of paid vacation
                        -- may accrue up to ten (10) work weeks of paid vacation


         3. Jerry L. Walker, Executive Vice President. Walker's agreement differs from the form agreement attached hereto only as follows:

            Recitals
            --------
               Position -- Executive Vice President for Engineering and
                           Operations
               Reports to -- President

            Section 1
            ---------
               Position -- Executive Vice President for Engineering and
                           Operations

            Section 3
            ---------
               Reports to -- President

            Section 4
            ---------
               Options -- 150,000

            Section 7
            ---------
               Vacation -- Four (4) work weeks of paid vacation
                        -- may accrue up to ten (10) work weeks of paid vacation

                                    FORM OF
                 EXECUTIVE EMPLOYMENT AND NON-COMPETE AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AND NON-COMPETE AGREEMENT (the "Agreement"), effective April 1, 2000, is by and between CHAPARRAL NETWORK STORAGE, INC. ("Chaparral"), a Delaware corporation, and Executive.

         WHEREAS, Executive holds the position of President and Chief Operating Officer with Chaparral, reports to the _______________________________________
______________________, and is an integral part of Chaparral's executive and management operations;

         WHEREAS, it is the desire of the Board of Directors of Chaparral to assure itself of the executive and management services of Executive by employing Executive in the position of ______________________________________; and

         WHEREAS, Executive is desirous of committing himself to serve Chaparral pursuant to the terms provided herein; and

         WHEREAS, Chaparral is desirous of entering into a non-compete agreement with Executive.

         NOW THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties agree as follows:

         1. Employment. Chaparral agrees to employ Executive and Executive hereby agrees to be employed as Chaparral's _______________________________ __________, or in another position by mutual agreement of the parties and consistent with Executive's responsibilities in those positions, to which he may hereafter be elected or appointed during the Employment Term, as hereinafter defined.

         2. Employment Term. Executive's employment pursuant to this Agreement shall be for a term of two (2) years commencing upon the execution of this Agreement, unless terminated earlier pursuant to Sections 9, 10, 11, 12 or 13 of this Agreement (the "Employment Term"). This Agreement is automatically renewed for successive one (1) year periods, unless either party provides written notice to the other party of an intent not to renew the Agreement, at least ninety (90) days prior to the expiration of the Agreement.

         3. Responsibilities. During the Employment Term, Executive shall render such services to Chaparral as are reasonably required by the Board of Directors and as may be required by virtue of the office(s) and positions held by Executive. Executive shall report to the ______________________.

         4. Compensation. As full compensation for all services rendered pursuant to this Agreement, Chaparral agrees to pay Executive a base salary, as the Board of Directors may designate from time to time, at a rate of not less than one hundred and eighty thousand dollars ($180,000) per year ("Base Salary"), less applicable taxes and withholdings. The Base Salary shall be subject to review by the Board of Directors annually. In addition to his Base Salary, Executive may receive a quarterly cash bonus of up to twenty-five percent (25%) of his Base Salary ("Quarterly Bonus") and/or additional stock options, as determined by the Board of Directors. In addition to his Base Salary and Quarterly Bonus, Executive may receive an annual bonus of up to

100% of his Base Salary ("Annual Bonus"), as determined by the Board of Directors, which Annual Bonus will be payable in the form of cash or shares of Common Stock, at the election of Executive. The Quarterly Bonus and the Annual Bonus are together referred to as "Bonus." Executive shall also receive a car allowance of $500 per month ($6,000 per year). Upon the effective date of a registration statement on Form S-1 for an initial public offering of Chaparral, Mr. Executive will be granted an option to purchase _______ shares of Common Stock, which option will (i) be an incentive stock option to extent allowed under the Internal Revenue Code of 1986, as amended, (ii) have an exercise price equal to the offering price per share in the initial public offering and (iii) vest in three equal annual installments on the first, second and third anniversary date of the date of grant.

         5. Expenses. During the Employment Term, Chaparral shall reimburse Executive for his reasonable travel, business entertainment, and other business expenses incurred in the performance of his duties, subject to the rules and regulations adopted by Chaparral for the handling of such business expenses.

         6. Other Benefits. During the Employment Term, Chaparral shall pay for Executive to have the same insurance and other benefits that Chaparral makes available to other similarly situated employees and/or executives, such benefits shall include, but not be limited to, a stock option plan. Chaparral shall provide such benefits pursuant to the provisions of the agreements, policies, etc. maintained by Chaparral regarding those individual benefits.

         7. Vacations. Executive shall be entitled to four (4) workweeks of paid vacation each year, or such additional number of days or weeks as may be determined by the Board of Directors. Executive shall accrue such vacation days on the first day of the calendar year. Executive shall be permitted to accrue up to __________________ of paid vacation. Upon reaching this maximum accrual, Executive will receive compensation for any accrued, but unused vacation days so that his accrued vacation days will not exceed _________________. Upon his termination of employment from Chaparral, Executive will receive compensation at his then regular rate of pay for his accrued, but unused paid vacation days.

         8. Confidentiality Covenant. In addition to the provisions set forth in Sections 14 and 15, Executive agrees while employed by Chaparral and thereafter for a period of two (2) years not to, directly or indirectly, disclose or use to the detriment of Chaparral, or for the benefit of any other person or firm, any Confidential Information and Materials (defined below). Furthermore, Executive shall deliver promptly to Chaparral upon termination of employment, or at any time Chaparral may so request, all Confidential Information and Materials relating to the business of Chaparral then possessed or under the control of Executive.

         Executive acknowledges and agrees that all Confidential Information and Materials shall, to the extent possible, be considered works made for hire for Chaparral under applicable copyright law. To the extent any Confidential Information and Materials are not deemed to be a work made for hire, Executive hereby assigns to Chaparral any rights he may have or may acquire in such Confidential Information and Materials as they are created, throughout the world, in perpetuity. Further, Executive hereby waives any and all moral rights he may have in such Confidential Information and Materials. Notwithstanding the foregoing, Chaparral acknowledges that it shall have no right to inventions or other material for which no equipment, supplies, facilities or

Confidential Information and Material of Chaparral are used and which are developed entirely on Executive's own time and (a) do not relate directly to the business of Chaparral or (b) do not result from any work performed by Executive under this Agreement.

         For purposes of this Agreement, "Confidential Information and Materials" refers to all information belonging to or used by Chaparral or Chaparral's clients relating to internal operations, procedures and policies, finances, income, profits, business strategies, pricing, billing information, compensation and other personnel information, client contacts, sales lists, employee lists, technology, software source codes, programs, costs, marketing plans, developmental plans, computer programs, computer systems, inventions, developments, personnel manuals, computer program manuals, programs and system designs, and trade secrets of every kind and character, whether or not they constitute a trade secret under applicable law and whether developed by Executive during or after business hours.

         9. Termination by Reason of Incapacity. If during the Employment Term, Executive is unable to perform the essential duties of his positions with Chaparral by reason of any physical or mental condition for a continuous period of six (6) months, then Chaparral, in its sole and absolute discretion, may consider such condition to be permanent and may, upon thirty (30) days written notice to Executive, terminate Executive's employment hereunder, but Executive shall continue to be eligible to receive any benefits to which he may be entitled under the terms of any long-term disability plan for Chaparral employees and/or executives. In the event of such incapacity, Chaparral's termination of Executive will be considered a "Termination by Reason of Incapacity," and Executive shall immediately be paid all accrued Base Salary, all accrued vacation time, any unpaid Bonus and any reasonable and necessary business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination. In addition, Chaparral shall pay Executive the difference between his Base Salary and Bonus, at the rate existing at the time of such termination, and the amount he receives from any long term disability insurance plan, for a period of one (1) year following such termination. Executive shall receive such payments on Chaparral's designated payday (currently on the 1st and 15th of each calendar month). Notwithstanding the foregoing, Chaparral's obligation to Executive for severance compensation under this section shall immediately cease if Executive is in violation of the provisions of Sections 8, 14 and/or 15 hereof.

         10. Termination by Reason of Death. The Employment Term, unless terminated earlier pursuant to this Agreement, shall automatically terminate on the last day of the month in which Executive's death occurs. If Executive's employment with Chaparral terminates pursuant to this subsection, the termination shall be considered a "Termination by Reason of Death," and Executive's heirs shall immediately be paid all accrued Base Salary, all accrued vacation time, any unpaid Bonus and any reasonable and necessary business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination. In addition, Chaparral shall pay Executive's heirs Executive's Base Salary and Bonus, at the rate existing at the time of such termination, for a period of one (1) year following such termination. Executive's heirs shall receive such payments on Chaparral's designated payday (currently on the 1st and 15th of each calendar month)

         11. Termination for Cause. Termination for Cause shall occur in the event that Executive:

             a. commits any fraudulent or felonious act in respect to duties to Chaparral or shall, with respect to his employment, commit an act of moral turpitude of such degree that it bears upon his ability to carry out his functions under this Agreement; or

             b. commits any willful malfeasance or gross negligence (in the discharge of duties to Chaparral) having a material adverse effect on Chaparral.

         Upon the Termination for Cause of Executive's employment, Executive shall immediately be paid all accrued Base Salary, all accrued vacation time, any unpaid Bonus and any reasonable and necessary business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination. In addition, the parties' obligations hereunder, except as set forth in Sections 8, 14, 15 and 17, hereof, shall terminate; provided, however, that rights and remedies accruing prior to such termination or arising out of the breach of this Agreement shall survive.

         12. Termination Other Than for Cause. A "Termination Other Than for Cause" shall include Chaparral's termination of Executive's employment with Chaparral for any reason or for no reason, excluding a Termination for Cause, a Termination Upon a Change in Control, a Termination by Reason of Incapacity and a Termination by Reason of Death. Chaparral is required to give Executive ninety
(90) days notice of its termination of his employment under this section. A "Termination Other Than for Cause" shall also include termination by Executive within thirty (30) days following the occurrence of any of the following (without Executive's express written consent):

             a. the assignment to Executive by Chaparral of duties inconsistent with, or a substantial diminution in the nature or status of, Executive's responsibilities;

             b. material reduction by Chaparral in Executive's compensation and benefits or perquisites (unless all Chaparral employees are subject to an across the board reduction in compensation and/or benefits);

             c. a relocation of Chaparral's principal offices to a location outside a 50 mile radius of Longmont, Colorado, or Executive's relocation to any place other than the principal office of Chaparral, except for reasonably required travel by Executive on Chaparral's business; or

             d. any material breach by Chaparral of any provision of this Agreement, if such material breach has not been cured within thirty (30) days following written notice by Executive to Chaparral of such breach setting forth with specificity the nature of the breach.

         Upon a Termination Other Than for Cause, Executive shall immediately be paid all accrued Base Salary, all accrued vacation time, any unpaid Bonus and any reasonable and necessary business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination. In addition, Executive will receive his Base Salary and Bonus, at the rate existing at the time of such termination, and Executive shall be entitled to receive benefits, for a period of one (1) year following termination. Executive shall receive such payments on Chaparral's designated payday (currently on the 1st and 15th of each calendar month). Upon termination pursuant to this

Section 12, any options to purchase common stock of the Company held by Executive will automatically be vested and exercisable for a period of one (1) year following termination and restrictions on any shares of restricted stock held by Executive shall immediately lapse. Notwithstanding the foregoing, Chaparral's obligation to Executive for severance compensation under this section shall cease immediately if Executive is in violation of the provisions of Sections 8, 14 and/or 15 hereof.

         13. Termination upon a Change in Control. In the event of a Termination Upon a Change in Control (as defined below), Executive shall immediately be paid all accrued Base Salary, all accrued vacation time, any unpaid Bonus and any reasonable and necessary business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination. In addition, Executive shall immediately be paid a lump sum payment of an amount equal to two
(2) years Base Salary and Bonus, at the rate existing at the time of such termination, and Executive shall be entitled to receive fully paid benefits for a period of two (2) years following termination. Executive shall receive such payments on Chaparral's designated payday (currently on the 1st and 15th of each calendar month). Each option outstanding at the time of a Change in Control, but not otherwise fully-vested, shall be accelerated for twelve (12) months. However, if the successor company terminates Executive for any reason within twelve (12) months from the date of the Change of Control or the successor company does not adopt the plan in its entirety or convert to a plan of equivalent value, then all options will automatically be 100% vested, as of the date of the Change of Control.

         Notwithstanding the foregoing, (a) solely in the event of a Termination Upon Change in Control, the aggregate amount of severance compensation paid to Executive under this Agreement or otherwise shall not include any amount that Chaparral is prohibited from deducting for federal income tax purposes by virtue of Section 280G of the Internal Revenue Code or any successor provision; and (b) Chaparral's obligation to Executive for severance compensation under this section shall cease immediately if Executive is in violation of the provisions of Sections 8, 14 and/or 15 hereof.

         "Termination Upon a Change in Control" shall mean a termination by Chaparral or any successor thereto of Executive's employment with Chaparral or such successor for any reason or a termination by Executive for Good Reason (as defined below) of Executive's employment with Chaparral or any successor thereto within twelve (12) months from the date on which any of the following occurs:

             a. any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "1934 Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of Chaparral, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of greater than fifty percent (50%) of the then outstanding voting stock of Chaparral; or

             b. at any time during any period of three consecutive years (not including any period prior to the effective date of this Agreement), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by Chaparral's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

             c. the stockholders of Chaparral approve a merger or consolidation of Chaparral with any other corporation, other than a merger or consolidation which would result in the voting securities of Chaparral outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of Chaparral or such surviving entity outstanding immediately after such merger or consolidation or an agreement for the sale or disposition by Chaparral of all or substantially all of Chaparral's assets.

         "Good Reason" shall include, but not be limited to, any of the following (without Executive's express written consent):

             a. the assignment to Executive by Chaparral of duties inconsistent with, or a substantial diminution in the nature or status of, Executive's responsibilities immediately prior to a Change in Control other than any changes primarily attributable to the fact that Chaparral's securities are no longer publicly traded;

             b. a material reduction by Chaparral in Executive's compensation and benefits or perquisites (unless all Chaparral employees are subject to an across the board reduction in compensation and/or benefits), as in effect on the date of a Change in Control;

             c. a relocation of Chaparral's principal offices to a location outside a 50 mile radius outside of Longmont, Colorado, or Executive's relocation to any place other than the principal offices of Chaparral offices of Chaparral, except for reasonably required travel by Executive on Chaparral's business;

             d. any material breach by Chaparral of any provision of this Agreement, if such material breach has not been cured within thirty (30) days following written notice by Executive to Chaparral of such breach setting forth with specificity the nature of the breach; or

             e. any failure by Chaparral to obtain the assumption and performance of this Agreement by any successor (by merger, consolidation or otherwise) or assign of Chaparral.

         14. Covenant Not to Compete. In consideration of this Agreement, Executive agrees that he will not, during the term of his employment and for one
(1) year after his date of termination, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, corporate officer, director, investor, or financier, or in any other individual or representative capacity:

             a. participate in or consult with any business in the world, that
(i) is in competition with Chaparral's business as it exists at the date of his termination, or of the products or services offered by Chaparral in the world, or (ii) Chaparral has requested and received confidential information relating to the acquisition of such business by Chaparral within the four (4) month period prior to the termination of Executive's employment with the Company; or

             b. engage in any acts or activities, which would interfere with or harm any business relationship Chaparral may have with any then current customer, supplier, employee, or investor.

         An investment by Executive of up to 2% of the outstanding equity in a publicly traded corporation shall not constitute a violation of this Section 14. Executive agrees that this covenant not to compete is reasonable as to geographic scope and duration. Executive agrees that this non-competition agreement supersedes any non-competition agreement Executive may have executed before this date. Notwithstanding the foregoing, Executive shall not be prohibited, during the one-year period following termination of his employment agreement and while this non-compete restriction is in effect, from working in any capacity in a company which is not a competitor of Chaparral.

         15. Further Restrictions. Executive covenants that during his employment and for one (1) year after his date of termination, he will not directly or indirectly:

             a. call on or solicit, or attempt to call on or solicit, or assist in the solicitation of, any of the past, present or prospective customers or suppliers of Chaparral in any manner which is competitive with the business of Chaparral as it is operated as of the termination of this Agreement;

             b. induce, or attempt to induce, any employee of Chaparral to terminate his or her employment, or hire away, or attempt to hire away, any employee of Chaparral;

             c. induce, or attempt to induce, any present or future supply or service resource from Chaparral; or

             d. knowingly engage in any act or activity, which would interfere with or harm any business relationship Chaparral may have with any customer, employee, principle, or supplier. The mere act of termination of his employment status shall not in and of itself constitute harm to Chaparral.

         16. Remedies for Breach. Executive acknowledges that the legal remedies for breach of the covenants contained in Sections 8, 14 and 15 may be inadequate, and therefor agrees that, in addition to any or all other remedies available to Chaparral in the event of a proven breach of any covenant contained in Sections 8, 14 and 15, Chaparral may seek to:

             a. obtain preliminary and permanent injunctions against any and all such actions; and

             b. recover from Executive monetary damages to Chaparral arising from such breach.

         If Chaparral brings such an action and does not prevail, Executive shall recover any monetary damages, his attorneys' fees and costs associated with defending against the action. THE PARTIES HAVE CAREFULLY CONSIDERED ALL OF SECTIONS 8, 14, 15 AND 16 AND AGREE THAT THEY REPRESENT A PROPER BALANCING OF THEIR INTERESTS AND

WILL NOT PREVENT Executive FROM EARNING A LIVING AFTER TERMINATION OF HIS EMPLOYMENT.

         Additionally, if Executive violates Section 8, 14, or 15 of this Agreement during any time that he is receiving severance payments from Chaparral under Section 9, 11, 12 or 13, Chaparral shall be entitled to discontinue paying Executive any additional severance pay or benefits, and Executive shall be required to pay back to Chaparral the lesser of (i) two months of severance payments or (ii) severance payments received to date.

         17. Indemnification. Chaparral agrees to defend, indemnify and save Executive harmless from any claims, proceedings, actions, or causes of actions brought against him in his capacity as an employee of Chaparral. This indemnification provision does not apply where the proceeding, claim, action, or cause of action brought against Executive is as a result of an event for which Executive is terminated for cause, pursuant to Section 11 of this Agreement. Chaparral agrees to indemnify Executive for the above claims no matter when such claims are filed or alleged.

         18. Release of Claims. Prior to Executive's receipt of any severance payment referenced in Section 9, 11, 12, or 13, of this Agreement, Executive shall be required to sign an agreement releasing Chaparral from any and all claims related to his employment or his termination of employment from Chaparral. Such release shall include, but not be limited to, claims for wrongful discharge; claims for discrimination in employment, including claims under federal or state statute, rule or regulation; claims under the Americans with Disabilities Act; claims under the Age Discrimination in Employment Act; claims under the Older Workers Benefit Protection Act; claims under Title VII of the 1964 Civil Rights Act; claims for violation of any fair or unfair employment practices act or law; claims for unpaid wages, either regular or overtime, compensation, benefits or remuneration; claims for defamation, libel, slander, and other negligent or intentional torts; claims for invasion of privacy; claims for outrageous conduct; claims for intentional interference with express or implied contract concerning employment; claims for breach of express or implied employment contract; claims for breach of express or implied covenant of good faith and fair dealing; claims for violation of Colorado Revised Statute Section 8-2-101, et seq.; and claims for discrimination on the basis of a prohibited basis under Title VII of the Civil Rights Act of 1964 and Colorado's Anti-Discrimination and Unfair Employment Practices Act. If Executive does not sign and execute the release prepared by Chaparral, Executive shall not be entitled to any severance pay or benefits as set forth in Section 9, 11, 12, and 13 of this Agreement. After Chaparral presents Executive with the release agreement, Executive shall have twenty-one (21) days within which to consider whether to sign the release agreement. During this time period, Chaparral advises Executive to consult with an attorney regarding the release agreement. After signing the release agreement, Executive shall have seven (7) days within which to notify Chaparral that he wants to void the release agreement. Chaparral is not required to make any severance payments, pursuant to Section 9, 11, 12 or 13, until the expiration of this seven (7) day period.

         19. Amendments. This Agreement may be amended or modified from time to time, but only by written instrument executed by all parties hereto. No variations, modifications, or changes herein or hereof shall be binding upon any party hereto except as set forth in such a written instrument.

         20. Notices. All notices, demands, or requests provided for or permitted to be given pursuant to this Agreement must be given in writing, unless otherwise specified, and shall be deemed to have been properly given, delivered, or served by depositing the same in the United States mail, postage prepaid, certified or registered mail, with deliveries to be made to the following addresses:

                 If to Executive:

                 If to Chaparral:         Chaparral Network Storage, Inc.
                                          1951 S. Fordham St.
                                          Longmont, Colorado 80503.

         Either party may change such party's address for notices by notice given pursuant to this Section 20.

         21. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

         22. Severability. If an arbitrator, or Court, determines that one or more provisions of this Agreement is/are invalid, the invalidity of any one or more of such provisions does not affect or limit the enforceability of the remaining provisions or Sections of this Agreement. If, in any arbitration or judicial proceeding, an arbitrator or court, as applicable, shall refuse to enforce one or more of the covenants or agreements contained in this Agreement because the duration thereof is too long, the scope thereof is too broad or some other reason, for the purpose of such arbitration or proceeding, the arbitrator or court, as applicable, may reduce the duration or scope to the extent necessary to permit the enforcement of such obligations and restrictions.

         23. Arbitration. Any and all disputes which may arise during the course of this Agreement, or as a result of its termination or alleged breach by either party (except for equitable or injunction actions or claims by Executive for workers' compensation or unemployment compensation) shall be resolved by arbitration. Such arbitration shall be held at Denver, Colorado before a single arbitrator whose judgment shall be final and enforceable in either the District Courts for the City and County of Denver or Boulder counties or the United States District Court for Colorado. Either party may commence arbitration by the filing of a demand and service of same under the notice provisions of Section
20. It is presumed that the forum for the arbitration will be the American Arbitration Association at Denver unless the parties mutually agree to use another arbitration service. The arbitrator shall be entitled, after consideration of all facts and issues presented, to award the prevailing party its costs, including attorneys fees, if the arbitrator feels such award is appropriate under the circumstances.

         24. Headings. The headings in this Agreement are solely for convenience of reference and shall not affect its interpretation.

         25. No Waiver. No failure on the part of any party hereto at any time to require the performance by any other party of any term of this Agreement shall be taken or held to be a waiver of such term or in any way affect such party's right to enforce such term, and no waiver on the part of either party of any term of this Agreement shall be taken or held to be a waiver of any other term hereof or the breach thereof.

         26. Entire Agreement. This entire Agreement embodies the complete and entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior negotiations, whether written or oral, relating to the subject matter hereof. To the extent that this Agreement conflicts with any previous employment agreement entered into between Chaparral and Gluck, the provisions of this Agreement shall control.

         27. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed shall be an original but all of such counterparts shall together constitute but one and the same instrument.


EXECUTED AND EFFECTIVE as of the date first written above.


-----------------------------------------------------------
Executive


CHAPARRAL NETWORK STORAGE, INC.


By:
   --------------------------------------------------------
   Gary L. Allison,      Chief Executive Officer and
                         Chairman of the Board of Directors

By:
   --------------------------------------------------------
   Jerry L. Walker,      Executive Vice President
                         Board of Directors Member

By:
   --------------------------------------------------------
   Michael J. Gluck      President and Chief
                         Operating Officer and
                         Board of Directors Member

By:
   --------------------------------------------------------
   F. Grant Saviers,     Board of Directors Member


By:
   --------------------------------------------------------
   Harris Ravine         Board of Directors Member